Exhibit 10.28

African Agriculture, Inc.

New York, NY
May 10, 2021

INTERCOMPANY LOAN AGREEMENT BETWEEN AGRO-INDUSTRIES/ GLOBAL COMMODITIES AND AFRICAN AGRICULTURE

THIS AGREEMENT (“Agreement”), is dated as of May 10, 2021 and is made by and between African Agriculture, Inc., a Delaware corporation (“Borrower’), Agro Industries Corp., a wholly owned subsidiary of AA (“Al”) and Global Commodities & Investments Ltd., an open ended limited liability investment company incorporated in Grand Cayman (“Lender”).

WHEREAS, the Lender owns approximately 84 percent of the Common Stock of the Borrower, and, together with shares owned by certain other parties related to the Lender, is the majority shareholder of the Borrower;

WHEREAS, the Lender has previously made loans to Al for purposes of funding agricultural operations, working capital and other expenses for and on behalf of Al; and

WHEREAS, the parties establish the terms and conditions applicable to said loans;

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements set forth in this Agreement and subject to the terms and conditions set forth in this Agreement, the parties hereby agree as follows:

SECTION 1. THE LOAN

1.1. Loan Amount. The Lender has provided and supported loans to Al since the first quarter of 2018 in the amount of Twenty five million eight hundred seventy six thousand three hundred and sixty two United States Dollars ($25,876,362) as of June 30, 2021 (the “Loan”), for a term of 60 months from the date of each annual period, at an interest rate of 0.0%. As of December 31, 2020, the Loan balance was Twenty four million two hundred sixty one thousand two hundred forty seven United States Dollars ($24,261,247). The Loan shall be made on the terms and conditions set forth herein.

1.2. Use of Proceeds. The Borrower shall use the proceeds of the Loan for general working capital purposes and the purchase of farm equipment. The Borrower represents and warrants that it is not under any obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement. All loans provide that are used to fund operations in Senegal in the form of intercompany loans will be denominated in the West African Franc.

social 445 Park Avenue, 9th Floor, New York, NY 10022, États-Unis

African Agriculture, Inc.

SECTION 2. REPRESENTATIONS AND WARRANTIES OF BORROWER Borrower represents and warrants to the Lender as follows:

2.1. Capacity. The Borrower and Al are corporations duly incorporated, validly existing and in good standing under the laws of the State of Delaware and the Cayman Islands, respectively. The Borrower and Al possess all corporate powers and ail other authorizations and licenses necessary to engage in its business and operations as now conducted, the failure to obtain or maintain which would have a material adverse effect on the Borrower and Al.

2.2. Authority. The execution, delivery and performance by the Borrower of this Agreement and the Note are within the Borrower’s corporate powers, have been duly authorized by all necessary corporate action, and do not contravene (i) the Borrower’s certificate of incorporation or by-laws or (ii) law or any contractual restriction binding on or affecting the Borrower.

2.3. No Consent Required. No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by the Borrower of this Agreement or the Note which has not been duly made or obtained, except those (i) required in the ordinary course to comply with ongoing covenant obligations of the Borrower hereunder the performance of which is not yet due and (ii) that will, in the ordinary course of business in accordance with this Agreement, be duly made or obtained on or prior to the time or times the performance of such obligations shall be due.

2.4. Execution, Delivery and Performance. This Agreement and the Note constitute the legal, valid and binding obligations of the Borrower enforceable against the Borrower in accordance with their respective terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors rights generally or by general principles of equity.

2.5. No Legal Proceedings. As of the date hereof, there is no action, suit or proceeding other than a pending, or to the knowledge of the Borrower threatened, against or involving the Borrower in any court, or before any arbitrator of any kind, or before or by any governmental body, which in the reasonable judgment of the Borrower (taking into account the exhaustion of all appeals) would have a material adverse effect on the financial condition of Borrower, and there is no action, suit or proceeding pending, or to the knowledge of the Borrower threatened, against or involving the Borrower in any court, or before any arbitrator of any kind, or before or by any governmental body, which in the reasonable judgment of the Borrower (taking into account the exhaustion of all appeals) would have a material adverse effect on the financial condition of the Borrower, or which purports to affect the legality, validity, binding effect or enforceability of this Agreement or the Note.

social 445 Park Avenue, 9th Floor, New York, NY 10022, États-Unis

African Agriculture, Inc.

2.6. Taxes. The Borrower has duly filed all tax returns required to be filed, and duly paid and discharged all taxes, assessments and governmental charges upon it or against its properties now due and payable, the failure to file or pay which, as applicable, would have a material adverse effect on the Borrower, unless and to the extent only that the same are being contested in good faith and by appropriate proceedings by the Borrower.

2.7. Disclosure. The Borrower is not aware of any facts or circumstances which have not been disclosed in this Agreement or in the documents referred to in, or furnished to the Lender pursuant to, this Agreement which should be disclosed to Lender in order to make any of the representations in this SECTION 2 not materially misleading.

SECTION 3. COVENANTS OF BORROWER

The covenants of and restrictions imposed on the Borrower pursuant to this SECTION 3 shall continue in full force and effect until such time as the entire principal balance of the Note and all accrued interest thereon has been paid in accordance with its terms.

3.1. Preservation Of Corporate Existence, Compliance With Laws, Etc. The Borrower shall preserve and maintain its corporate existence, rights (charter and statutory) and material franchises and shall comply in all material respects, with all applicable laws, rules, regulations and orders (including all environmental laws and laws requiring payment of all taxes, assessments and governmental charges imposed upon it or upon its property except to the extent contested in good faith by appropriate proceedings) the failure to comply with which would have a material adverse effect on the Borrower.

3.2. Visitation Rights. At such reasonable times and intervals as the Lender may desire, the Borrower shall permit the Lender to visit the Borrower and to discuss the affairs, finances, accounts and mineral reserve performance of the Borrower and any of its subsidiaries with officers of the Borrower and independent certified public accountants of the Borrower and any of its subsidiaries, provided that if an Event of Default, or an event which with the giving of notice or the passage of time, or both, would become an Event of Default, has occurred and is continuing, the Lender may, in addition to the other provisions of this subsection (c) and at such reasonable times and intervals as the Lender may desire, visit and inspect, under guidance of officers of the Borrower, any properties significant to the consolidated operations of the Borrower and its subsidiaries, and to examine the books and records of account of the Borrower and any of its subsidiaries and to discuss the affairs, finances and accounts of any of the Borrowed s subsidiaries with any of the officers of such subsidiary.

3.3. Books And Records. The Borrower shall keep, and cause each of its subsidiaries to keep, proper books of record and account, in which full and correct entries shall be made of all financial transactions and the assets and business of the Borrower and each subsidiary in accordance with generally accepted accounting principles either (i) consistently applied or (ii) applied in a changed manner that does not, under generally accepted accounting principles or public reporting requirements applicable to the Borrower, either require disclosure in the consolidated financial statements of the Borrower and its consolidated subsidiaries or require the consent of the accountants which report on such financial statements for the fiscal year in which such change shall have occurred, or (iii) applied in a changed manner not covered by clause (ii) above provided such change shall have been disclosed to the Lender and shall have been consented to by the accountants which report on the consolidated financial statements of the Borrower and its consolidated subsidiaries for the fiscal year in which such change shall have occurred.

social 445 Park Avenue, 9th Floor, New York, NY 10022, États-Unis

African Agriculture, Inc.

3.4. Financial Statements, Certificates and Information. The Borrower shall deliver the following:

a) Each year, as soon as available, and in any event within one hundred and twenty (120) days after the last day of each fiscal year, complete consolidated financial statements, certified by an independent certified public accountants of recognized standing, selected by the Borrower and satisfactory to the Lender, covering the operations of the Borrower for such fiscal year and containing consolidated statements of income, stockholders’ equity and changes in financial position for such fiscal year, and a consolidated balance sheet of the Borrower as at the close of such fiscal year, each in comparative form with the preceding fiscal year.

(b) As soon as available, but in any event within ten (10) days after the issuance thereof, copies of such registration statements, financial statements and reports as the Borrower shall send to its shareholders, and copies of all reports and documents that the Borrower may file with the Securities Exchange Commission or any similar or corresponding federal or state governmental securities commission, department or agency now existing or substituted therefor.

3.5. Other Negative Covenants. The Borrower will not, unless the Lender shall otherwise consent in writing:

(a) Liens, Etc. (i) Create, assume or suffer to exist, or permit any subsidiary to create, assume or suffer to exist, any liens upon or with respect to any of the equity interests in any subsidiary, whether now owned or hereafter acquired, or (ii) create or assume, or permit any subsidiary to create or assume, any liens or security interest upon or with respect to any other assets material to the consolidated operations of the Borrower and its consolidated subsidiaries taken as a whole securing the payment of Loan.

(b) Loan, Etc. Create, assume or suffer to exist, or permit any of its consolidated subsidiaries to create, assume or suffer to exist, any debt, other than other Loans with the Lender

(c) Sale, Etc. Of Assets. Sell, lease or otherwise transfer, or permit any subsidiary to sell, lease or otherwise transfer, assets constituting all or substantially all of the consolidated assets of the Borrower and its subsidiaries.

social 445 Park Avenue, 9th Floor, New York, NY 10022, États-Unis

African Agriculture, Inc.

(d) Issuance of Securities. Issuance any securities of the Borrower or any instruments convertible into securities of the Borrower.

(e) Mergers, Etc. Merge or consolidate with any person, or permit any of its subsidiaries to merge or consolidate with any person.

SECTION 4, EVENTS OF DEFAULT

4.1. Events of Default. The following events shall be deemed to be “Events of Default’ under this Agreement and the Note:

(a) The Borrower shall fail to pay any principal of the Note within two business days after the same shall be due, or any interest on the Note or any other amount payable hereunder within five business days after the same shall be due; or

(b) Any representation or warranty made or deemed made by the Borrower herein or by the Borrower (or any of its officers) in connection with this Agreement shall prove to have been incorrect in any material respect when made or deemed made; or

(c) The Borrower shall fail to perform or observe any other term, covenant or agreement contained in this Agreement on its part to be performed or observed and any such failure shall remain unremedied for 30 days after written notice thereof shall have been given to the Borrower by the Lender; or

(d) The Borrower or any subsidiary shall fail to pay any debt (excluding debt evidenced by the Note) of the Borrower or such subsidiary (as the case may be) in an aggregate principal amount in excess of $10,000, or any installment of principal thereof or interest or premium thereon, when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such debt; or any other default under any agreement or instrument relating to any such debt, or any other event, shall occur and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such default or event is to accelerate the maturity of such debt; or

(e) (i) The Borrower shall (A) generally not pay its debts as such debts become due; or (B) admit in writing its inability to pay its debts generally; or (C) make a general assignment for the benefit of creditors; or (ii) any proceeding shall be instituted or consented to by the Borrower seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, or other similar official for it or for any substantial part of its property; or (iii) any such proceeding shall have been instituted against the Borrower and either such proceeding shall not be stayed or dismissed for 60 consecutive days or any of the actions referred to above sought in such proceeding (including the entry of an order for relief against it or the appointment of a receiver, trustee, custodian or other similar official for it or any substantial part of its property) shall occur; or (iv) the Borrower shall take any corporate action to authorize any of the actions set forth above in this subsection (e); or

social 445 Park Avenue, 9th Floor, New York, NY 10022, États-Unis

African Agriculture, Inc.

(f) Any judgment or order for the payment of money in excess of $10,000 and either (i) enforcement proceedings shall have been commenced and are continuing or have been completed by any creditor upon such judgment or order (other than any enforcement proceedings consisting of the mere obtaining and filing of a judgment lien or obtaining of a garnishment or similar order so long as no foreclosure, levy or similar process in respect of such lien, or payment over in respect of such garnishment or similar order, has commenced and is continuing or has been completed) or (ii) there shall be any period of 30 consecutive days during which a stay of execution or enforcement proceedings (other than those referred to in the parenthesis in clause (i) above) in respect of such judgment or order, by reason of a pending appeal, bonding or otherwise, shall not be in effect; or

(g) Upon completion of, and pursuant to, a transaction, or a series of transactions (which may include prior acquisitions of capital stock of the Borrower in the open market or otherwise), involving a tender offer (i) a “person” (within the meaning of Section 13(d) of the US Securities Exchange Act of 1934) other than the Borrower, a subsidiary of the Borrower or any employee benefit plan maintained for employees of the Borrower and/or any of its subsidiaries or the trustee therefor, shall have acquired direct or indirect ownership of and paid for in excess of 50% of the outstanding capital stock of the Borrower entitled to vote in elections for directors of the Borrower and (ii) at any time before the tater of (x) six months after the completion of such tender offer and (y) the next annual meeting of the shareholders of the Borrower following the completion of such tender offer more than half of the directors of the Borrower consists of individuals who (a) were not directors before the completion of such tender offer and (b) were not appointed, elected or nominated by the Board of Directors in office prior to the completion of such tender offer (other than any such appointment, election or nomination required or agreed to in connection with, or as a result of, the completion of such tender offer).

(h) Effect of Event of Default. Upon the occurrence of any Event of Default, the Lender may, by notice to the Borrower, declare the Note, all interest thereon and all other amounts payable under this Agreement to be forthwith due and payable, whereupon the Note, all such interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower.

social 445 Park Avenue, 9th Floor, New York, NY 10022, États-Unis

African Agriculture, Inc.

SECTION 5. MISCELLANEOUS

5.1. Amendements, Etc. An amendment or waiver of any provision of this Agreement or the Note, or a consent to any departure by the Borrower therefrom, shall be effective against the Lender and the holder of the Note if, but only if, it shall be in writing and signed by the Lender, and then such a waiver or consent shall be effective only in the specific instance and for the specific purpose for which given

5.2. Notices, Etc. All notices and other communications provided for hereunder or under the Note shall be in writing and mailed by certified mail, return receipt requested and postage prepaid, or telecopied, telefaxed or otherwise teletransmitted, or delivered, application. The rights of the Lender under this Section 5.4(c) are in addition to other rights and remedies (including other rights of set-off) which the Lender may have.

5.5. Binding Effect. This Agreement and the Note shall be binding upon and inure to the benefit of the Borrower and the Lender and their respective successors and assigns, except that the Borrower shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Lender.

56. Assignments. The Lender may assign to any person all or any portion of its rights and obligations under this Agreement and/or the Note provided such transfer is made in accordance with the Securities Act of 1933, as amended, and any applicable state securities laws.

5.7. Consent to Jurisdiction. The Borrower hereby irrevocably submits to the jurisdiction of any Delaware State or Federal court sitting in Wilmington and any appellate court from any thereof in any action or proceeding by the Lender or the holder of the Note in respect of, but only in respect of, any claims or causes of action arising out of or relating to this Agreement or the Note. The Borrower hereby irrevocably waives, to the fullest extent it may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding in any aforementioned court.

5.8. Governing Law. This Agreement and the Note shall be governed by, and construed in accordance with, the laws of the State of Delaware.

5.9. Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

5.10. Waiver of jury trial. The borrower and the lender hereby irrevocably and unconditionally waive any and all right to trial by jury in any legal proceeding arising out of or relating to this agreement, the note or any other instrument or document furnished pursuant hereto or in connection herewith or the transactions contemplated hereby.

social 445 Park Avenue, 9th Floor, New York, NY 10022, États-Unis

African Agriculture, Inc.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

LENDER

/s/s Frank Timis

BY: Frank Timis

CEO

BORROWER

African Agriculture, Inc.

/s/s Alan Kessler

BY: Alan Kessler

Chairman & CEO, African Agriculture, Inc.

social 445 Park Avenue, 9th Floor, New York, NY 10022, États-Unis